REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Trustees of Eaton Vance Mutual Funds
Trust and Shareholders of Eaton Vance U.S.
Government Money Market Fund:
In planning and performing our audit of the
financial statements of Eaton Vance U.S.
Government Money Market Fund (the "Fund")
(one of the funds constituting Eaton Vance
Mutual Funds Trust) as of and for the year
ended October 31, 2014, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we considered
the Fund's internal control over financial
reporting, including controls over safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our
opinion on the financial statements and to
comply with the requirements of Form N-SAR,
but not for the purpose of expressing an opinion
on the effectiveness of the Fund's internal
control over financial reporting.  Accordingly, we
express no such opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the
expected benefits and related costs of controls.
A fund's internal control over financial reporting
is a process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in accordance
with generally accepted accounting principles.  A
fund's internal control over financial reporting
includes those policies and procedures that (1)
pertain to the maintenance of records that, in
reasonable detail, accurately and fairly reflect
the transactions and dispositions of the assets of
the fund; (2) provide reasonable assurance that
transactions are recorded as necessary to
permit preparation of financial statements in
accordance with generally accepted accounting
principles, and that receipts and expenditures of
the fund are being made only in accordance with
authorizations of management of the fund and
trustees of the trust; and (3) provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition, use, or
disposition of a fund's assets that could have a
material effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements.  Also, projections of
any evaluation of effectiveness to future periods
are subject to the risk that controls may become
inadequate because of changes in conditions, or
that the degree of compliance with the policies
or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis.  A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial
reporting, such that there is a reasonable
possibility that a material misstatement of a
fund's annual or interim financial statements will
not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies in
internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Fund's internal control over
financial reporting and its operation, including
controls for safeguarding securities that we
consider to be a material weakness, as defined
above, as of October 31, 2014.
This report is intended solely for the information
and use of management and the Trustees of
Eaton Vance Mutual Funds Trust and the
Securities and Exchange Commission and is not
intended to be and should not be used by
anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 18, 2014